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                                                                    Exhibit 23.A
                                                                    ------------


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Lockheed Martin Corporation's Registration Statement (Form S-8) pertaining to the Lockheed Martin Corporation Directors Deferred Compensation Plan of our report dated January 20, 1997 (except for Note 3, as to which the date is February 3, 1997), with respect to the consolidated financial statements of Lockheed Martin Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securitites and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP

Washington, DC
May 15, 1997